[LOGO OF COLUMBIA LABORATORIES, INC.]



Exhibit 24.1



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549
Attn: Filing Desk


Ladies and Gentlemen:

By means of this letter, I authorize Michael McGrane and Robert S. Mills, or either of them individually, to sign on my behalf all forms required under
Section 16(a) of the Securities Exchange Act of 1934, as amended, relating to transactions involving the stock or derivative securities of Columbia Laboratories, Inc. Either such individual is accordingly authorized to sign any Form 3, Form 4, Form 5 or amendment thereto that I am required to file with the same effect as if I had signed it myself.

This authorization, signed this 6th day of December, 2006, shall remain in effect until revoked in writing by me.

Yours truly,


/S/ James Meer
-------------------------------------------------------------
James Meer
Senior Vice President, Chief Financial Officer, and Treasurer




354 Eisenhower Pkwy
Livingston, NJ 07039


TEL: (973) 994-3999
FAX: (973) 994-3001